UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported):  May 17, 2016

KLX Inc.

(Exact name of Registrant as specified in charter)

Delaware	001-36610	47-1639172
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Corporate Center Way, Wellington, Florida	33414-2105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (561) 383-5100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 17, 2016, KLX Inc. (“KLX”) entered into an agreement to acquire Herndon Aerospace & Defense, LLC (“Herndon”) at a purchase price of approximately $210 million in cash, subject to certain adjustments post-closing. The acquisition was consummated concurrently with the entry into the agreement.  KLX used cash on hand to fund this acquisition.  The agreement contains customary representations and warranties.

Item 8.01 Other Events.

On May 17, 2016, KLX issued a press release announcing the acquisition of Herndon, a leading supply chain management and consumables hardware distributor serving principally military depot aftermarket customers, as well as commercial aerospace aftermarket customers.  A copy of such press release is furnished herewith as Exhibit 99.1, attached hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)                                 Exhibits

99.1                        Press Release, dated May 17, 2016, issued by KLX Inc. announcing the acquisition of Herndon Aerospace & Defense, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 17, 2016

KLX INC.

By:	/s/ Michael F. Senft
Name: Michael F. Senft
Title: Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibits
99.1	Press Release, dated May 17, 2016, issued by KLX Inc. announcing the acquisition of Herndon Aerospace & Defense, LLC.